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                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                    UNITED CAPITAL FUNDING PARTNERSHIP L.P.


     The undersigned hereby represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act ("Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

     1. The name of the limited partnership is United Capital Funding Partnership L.P. ("Partnership").

     2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

          REGISTERED AGENT               REGISTERED OFFICE
          ----------------               -----------------

          The Corporation Trust Company  Corporation Trust Center
                                         1209 Orange Street
                                         Wilmington, Delaware 19801

     3. The name and business address of the sole General Partner are as follows:

          GENERAL PARTNER                ADDRESS
          ---------------                -------

          The United Illuminating        157 Church Street
            Company                      New Haven, CT 06506


     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of August 17, 1994.

                                         THE UNITED ILLUMINATING COMPANY



                                    By     /s/ Robert L. Fiscus
                                        -------------------------------------
                                        Robert L. Fiscus
                                        President